EXHIBIT 1.3
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                           RESIGNATION OF JAY HUBBARD
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To:      The Board of Directors of ePromo.com

         Re:      Resignation
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         I, Jay Hubbard, hereby resign as an officer,  director and from any and all other positions I may have held with ePromo.com or CD-Promo, Ltd., effective as of the date hereof.

                                              By: /s/ Jay Hubbard
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                                                      Jay Hubbard

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